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                                                                Exhibit No. 8(b)


                                  AMENDMENT TO

                 TRANSFER AGENCY AND RELATED SERVICES AGREEMENT


         AMENDMENT entered into as of this 27th day of November, 2000 to the Transfer Agency and Related Services Agreement by and between PFPC INC., a Delaware corporation, and PAINEWEBBER PACE SELECT ADVISORS TRUST (formerly known as Managed Accounts Services Portfolio Trust), a Delaware business trust ("Agreement).

         WHEREAS, all of the outstanding shares of PAINEWEBBER PACE SELECT ADVISORS TRUST as of the date of this amendment have been re-designated as Class P shares, the parties agree as follows:

         1. The first introductory paragraph of the Agreement is amended to change the reference from "Maryland corporation" to "Delaware business trust. "

         2. The second introductory paragraph of the Agreement is amended to add the words "Class P shares of" after the word "for".

         3. Paragraph 2 of the Agreement is amended to add the words "with respect to the Class P shares of" following the words "shareholder servicing agent".

                   The word "to" which currently follows the words "shareholder servicing agent" is hereby deleted.

         4. Paragraph 16 of the Agreement is amended to add the words "with respect to such Portfolio's Class P shares" following the word "Portfolio".

         5. Paragraph 16(c) of the Agreement is amended to add the words "Class P" to follow the word "Portfolio's".
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         Except as amended above, the parties agree that the Agreement shall remain in full force and effect and in all other respects shall remain unchanged.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

PFPC INC.
/s/ Stephen M. Wynn
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Executive Vice President
PAINEWEBBER PACE SELECT ADVISORS TRUST


/s/ Paul H. Schubert
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Vice President and Treasurer